Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	Jeffrey T. O’Keefe	Ethan Lyle
	Vice President of Investor Relations	Teneo Strategy
	732-747-7800	212-886-9376

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES EXPIRATION OF CONSENT SOLICITATION FOR ITS 2022 NOTES

RED BANK, NJ, January 23, 2018 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that that its wholly owned subsidiary K. Hovnanian Enterprises, Inc.’s (“K. Hovnanian”) previously announced solicitation of consents with respect to its 10.000% Senior Secured Notes due 2022 (the “2022 Notes”) (the “Consent Solicitation”) expired at 5:00 p.m., New York City time, on January 22, 2018 (the “Expiration Date”). As of the Expiration Date, K. Hovnanian had not received the requisite consents to adopt the proposed amendments (the “Proposed Amendments”) to the indenture governing K. Hovnanian’s 2022 Notes and 10.500% Senior Secured Notes due 2024 (the “2024 Notes,” each of the 2022 Notes and 2024 Notes, a “Series” of Notes, and collectively, the “Notes”) (the “Indenture”) from holders of the 2022 Notes. As a result the terms of the Indenture with respect to the 2022 Notes will not be modified and remain unchanged. As previously announced on January 16, 2018, K. Hovnanian received the requisite consents to adopt the Proposed Amendments to the Indenture with respect to the 2024 Notes from holders of the 2024 Notes in connection with K. Hovnanian’s previously announced solicitation of consents with respect thereto, which expired with respect to the 2024 Notes at 5:00 p.m., New York City time, on January 12, 2018. As a result, the Indenture has been modified for the Proposed Amendments with respect to the 2024 Notes.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.